UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2012

TRAILBLAZER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grant Morris Dodds, 2520 St Rose Parkway, Suite 319, Henderson NV 89074
 (Address of principal executive offices) (Zip Code)

(800) 787-5439
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 5, 2012, Trailblazer Resources, Inc. (“Trailblazer”) issued a total of 5,000,000 shares of common stock pursuant to the terms of a consulting agreement with Advanced Equity Solutions, Inc. dated February 21, 2012.  Advanced Equity Solutions, Inc. is controlled by certain shareholders of Trailblazer and has agreed to advance the funds necessary to pay Trailblazer’s legal and accounting professionals and others to keep its public company status in good standing, as part of the services to be rendered.  Trailblazer will reimburse the consulting firm for any fees and expenses advanced on its behalf when it has the funds available to do so.

The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as Advanced Equity Solutions, Inc. was deemed to be sophisticated with respect to the investment in the securities due to its financial condition and involvement in Trailblazer’s business and had access to the kind of information which registration would disclose.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Consulting Agreement with Advanced Equity Solutions, Inc. dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILBLAZER RESOURCES, INC.
April 10, 2012	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer

Exhibit Index

Regulation S-K Number	Document
10.1	Consulting Agreement with Advanced Equity Solutions, Inc. dated February 21, 2012